SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





         Date of Report                                   September 20, 1996
(Date of earliest event reported)


                          INTEK Diversified Corporation
             (Exact name of registrant as specified in its charter)



         Delaware                      0-9160                   04-2450145
(State or other jurisdiction        (Commission               (IRS Employer
         of incorporation)          File Number)            Identification No.)



970 West 190th St., Suite 720, Torrance, CA                          90502
 (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  310-366-7335

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On September 20, 1996 (the "Closing Date"), INTEK Diversified Corporation, a Delaware corporation ("INTEK"), through Midland USA, Inc., a Delaware corporation and wholly-owned subsidiary of INTEK ("MUSA"), consummated the acquisition of the U.S. land mobile radio business (the "Business") of Midland International Corporation ("MIC"), which consists of the sale and distribution of land mobile radio products, including two-way radios, parts and accessories, bearing the Midland trademark, the Midland Trademark and related contracts and goodwill of the Business (collectively, the "Assets").

         The purchase price for the Assets was an amount up to 2.5 million shares of common stock of INTEK. In addition, cash consideration of $3,417,246 for inventory and other assets which are used in the Business (the "Inventory") was paid to MIC. MIC was entitled to receive 150,000 shares of common stock of INTEK on the Closing Date. The remaining 2.35 million shares of common stock of INTEK (the "Escrow Shares") were deposited into an escrow account with American Stock Transfer & Trust Company. MIC is entitled to receive the Escrow Shares (subject to certain adjustments) upon consummation of the acquisition by INTEK of Securicor Radiocoms Limited ("Radiocoms"), a wholly-owned subsidiary of Securicor Communications Limited, an England and Wales corporation (the "Securicor Transaction") or if Securicor and INTEK, or their respective affiliates, enter into one or more transactions within six months of the termination of the stock purchase agreement for the Securicor Transaction (the "Securicor Agreement"), which, in the aggregate, convey majority control of INTEK to Securicor upon the closing of such transactions. Radiocoms is engaged in the design, development and manufacture of a range of land mobile radio products using linear modulation technology. The Escrow Shares will be voted for and against the Securicor Transaction and the transactions contemplated thereby, including an amendment to INTEK's Certificate of Incorporation to increase the number of shares authorized to accomodate the Securicor Transaction, in proportion to the vote of INTEK's stockholders, excluding Simmonds Capital Limited, an Ontario corporation, Roamer One Holdings, Inc., an Ohio corporation and Securicor International Limited, an affiliate of Securicor Communications Limited.

         Simultaneous with the acquisition of the Assets and Inventory, Securicor Communications Limited ("Securicor") and MUSA entered into a loan agreement on September 19, 1996 (the "Loan Agreement"), under which Securicor agreed to provide MUSA with a revolving credit facility for up to $15 million (the "Credit Facility"). MUSA has pledged its assets, and INTEK pledged its shares in MUSA, as security for the funds advanced by

Securicor under the Credit Facility. MUSA financed the cash portion of the purchase price for the Inventory from an advance under the Credit Facility. Upon consummation of the Securicor Transaction, INTEK will assume the obligations outstanding under the Credit Facility and such obligations shall become obligations outstanding under a separate loan that will be extended by Securicor to INTEK upon consummation of the Securicor Transaction.

         In the event the Securicor Transaction is not consummated, the amounts outstanding under the Credit Facility are due and payable on the Termination Date (I.E. the earlier of the date the Securicor Agreement is terminated and December 31, 1996). INTEK may extend the repayment date of such obligations for an additional thirty (30) days (or in one instance up to sixty (60) days) upon the payment of $500,000 to Securicor. MIC has been granted an option by INTEK for a period of thirty (30) days following the termination of the Securicor Agreement to acquire the stock of MUSA upon the payment of 150,000 shares of common stock of INTEK and the payment to Securicor of all outstanding obligations under the Credit Facility.


Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF MIDLAND INTERNATIONAL CORP.- UNITED STATES OPERATIONS (MIDLAND)


                  1. Audited Balance Sheets of Midland as of December 31, 1995 and 1994 and related Statements of Operations and Net Worth and Cash Flows for the years ended December 31, 1995 and 1994, the ten-month period ended October 31, 1993 and the two-month period ended December 31, 1993; and

                  2. Unaudited Balance Sheet of Midland as of June 30, 1996 and Unaudited Statements of
                           Operations and Net Worth and Cash Flows for the six-month period ended June 30, 1996 and 1995;

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  1. Pro forma Combined Balance Sheet of INTEK and U.S. land mobile radio business dated
                           December 31, 1995; and

                  2. Pro forma Statements of Operations and Cash Flows of INTEK and U.S. land mobile radio business based on audited Statements of Operations and Statement of Cash Flows of INTEK for the year ended December 31, 1995 and on the audited Statements of Operations and Cash Flows for Midland for the year ended December 31, 1995.

         (c)      EXHIBITS.

                  2.1 Amended and Restated Sale of Assets and Trademark Agreement dated as of September 19, 1996, by and among INTEK Diversified
                           Corporation, Simmonds Capital Limited and
                           Midland International Corporation.

                  10.1 Escrow Agreement dated as of September 19, 1996, among INTEK Diversified Corporation, Midland International Corporation and American Stock Transfer & Trust Company.

                  10.2 Assignment and Assumption Agreement dated as of September 1, 1996, by and between INTEK Diversified Corporation and Midland USA, Inc.

                  10.3 Loan Agreement dated as of September 19, 1996, between Midland USA, Inc. and Securicor Communications Limited.

                  10.4 Non-Recourse Guaranty and Pledge Agreement dated as of September 19, 1996, between INTEK Diversified Corporation and Securicor
                           Communications Limited.

                  10.5 Revolving Credit Note dated September 19, 1996, by Midland USA, Inc. to the order of Securicor Communications Limited.

                  10.6 Security Agreement dated September 19, 1996, made by Midland USA, Inc. and INTEK
                           Diversified Corporation in favor of Securicor Communications Limited.

                                    SCHEDULES


         Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to the Asset Agreement set forth above have been omitted. INTEK hereby agrees to furnish such schedules upon request of the Securities and Exchange Commission.

SCHEDULES OMITTED

Schedule 1.68         -       Executive Officers of INTEK
Schedule 1.69         -       Executive Officers of MIC
Schedule 1.73         -       U.S. Trademarks
Schedule 2.1(c)       -       Contracts
Schedule 2.1(e)       -       Other Assets and Inventory
Schedule 2.1(g)       -       Real Property Leases
Schedule 2.1(j)       -       Prepaid Expenses
Schedule 2.3(a)(3)    -       Accrued Employee Liabilities as of the
                              Effective Date
Schedule 2.3(a)(8)    -       INTEK Purchase Orders
Schedule 2.3(a)(10)   -       LMR Dealer Co-op Totals
Schedule 3.3          -       Reimbursement Schedule
Schedule 8.2          -       Performance Bonds / Letters of Credit /
                              Guaranties
Schedule 8.4(a)       -       Transferred Employees
Schedule 13.1         -       MIC Retained Agreements

Schedule 6.1(a)       MIC     -    Organization and Standing; Power and
                                   Authority
Schedule 6.1(b)       MIC     -    Exceptions to Business in Ordinary
                                   Course
Schedule 6.1(c)       MIC     -    Compliance with Contracts
Schedule 6.1(d)       MIC     -    Consents and Approvals; No Violation
Schedule 6.1(e)       MIC     -    Exceptions to Title
Schedule 6.1(f)       MIC     -    Intellectual Property Matters
Schedule 6.1(h)(3)    MIC     -    Compliance with Employee Benefit
                                   Plans
Schedule 6.1(i)       MIC     -    Legal Proceedings
Schedule 6.1(j)       MIC     -    Suppliers and Customers
Schedule 6.1(n)       MIC     -    Personal Property Leases
Schedule 6.1(p)       MIC     -    FCC Licenses

Schedule 6.2(a)       INTEK   -    Organization and Standing; Power
                                   and Authority
Schedule 6.2(b)       INTEK   -    Options, Warrants
Schedule 6.2(d)       INTEK   -    Subsidiaries
Schedule 6.2(e)       INTEK   -    Exceptions to Business in Ordinary
                                   Course
Schedule 6.2(f)       INTEK   -    Consents, Approvals; No Violations
Schedule 6.2(h)       INTEK   -    Employee Relations

Schedule 6.2(i)       INTEK   -    Employee Plans
Schedule 6.2(j)       INTEK   -    Material Contracts
Schedule 6.2(n)       INTEK   -    Environmental Matters
Schedule 6.2(o)       INTEK   -    Labor Relations
Schedule 6.2(p)       INTEK   -    Real Property Matters
Schedule 6.2(q)       INTEK   -    Legal Proceedings
Schedule 6.2(r)       INTEK   -    FCC Licenses
Schedule 6.2(s)       INTEK   -    Units In Service
Schedule 6.2(t)       INTEK   -    Contracts, Leases and Site Licenses
Schedule 6.2(u)       INTEK   -    Related Party Transactions
Schedule 6.2(v)       INTEK   -    Compliance with Laws

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, INTEK has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                              INTEK Diversified Corporation


                                    By:  /s/ David Neibert
                                    -------------------------
                                    Name:    David Neibert
                                    Title:   Executive Vice President

                              FINANCIAL STATEMENTS
                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993
                      WITH REPORT OF INDEPENDENT AUDITORS

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

                                    CONTENTS

Report of Independent Auditors.........................................................          3

Audited Financial Statements
  Balance Sheets.......................................................................          4
  Statements of Operations and Net Worth...............................................          5
  Statements of Cash Flows.............................................................          6
  Notes to Financial Statements........................................................          7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Midland International Corporation -- United States Operations

    We have audited the accompanying balance sheets of Midland International Corporation -- United States Operations (Midland), as of December 31, 1995 and 1994 and the related statements of operations and net worth, and cash flows for the years ended December 31, 1995 and 1994, and the two-month period ended December 31, 1993. These financial statements are the responsibility of Midland's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midland International Corporation -- United States Operations at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, and the two-month period ended December 31, 1993, in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the financial statements, Midland's recurring operating losses raise substantial doubt about its ability to continue as a going concern. Management's plan as to these matters is also described in Note
1. The 1995 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ERNST & YOUNG LLP

February 29, 1996

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                                 BALANCE SHEETS

                                                               DECEMBER 31
                                                           --------------------
                                                                1995       1994
                                                           ---------  ---------
                                                              (IN THOUSANDS)

ASSETS
Current assets:
  Cash                                                     $     215  $   1,154
  Accounts receivable, less allowance for doubtful
   accounts of $47,000
   and $55,000 in 1995 and 1994, respectively                  2,978      6,546
  Receivable from subsidiaries                                 1,407      2,894
  Amounts receivable from affiliates                             100        867
  Inventories                                                  4,011     13,760
  Refundable income taxes                                        288         91
  Prepaid expenses and other current assets                      229        249
                                                           ---------  ---------
Total current assets                                           9,228     25,561
Deferred income taxes (Note 5)                                    --        558
Furniture and equipment, net of accumulated depreciation
 of $53,000
 and $13,000 in 1995 and 1994, respectively                      137         84
OTHER ASSETS:
  Debt issuance costs, net of accumulated amortization of
   $180,000
   and $76,000 in 1995 and 1994, respectively                     --        104
  Investment in ADC (Note 10)                                  1,058         --
  Other                                                           86         78
                                                           ---------  ---------
TOTAL ASSETS                                               $  10,509  $  26,385
                                                           ---------  ---------
                                                           ---------  ---------

LIABILITIES AND NET WORTH:
Current liabilities:
  Notes payable to bank (Note 2)                           $      --  $   9,226
  Accounts payable                                               943      3,696
  Accrued salaries and benefits                                  801      1,237
  Other accrued expenses                                       1,100      1,645
  Deferred income taxes (Note 5)                                 814      1,435
  Amounts payable to Simmonds                                  1,327        458
                                                           ---------  ---------
Total current liabilities:                                     4,985     17,737
Deferred income taxes (Note 5)                                    63         --
Excess of fair value of acquired net assets over cost,
 net of accumulated amortization of $1,475,000 and
 $794,000 in 1995 and 1994, respectively                         567      1,248
Net worth                                                      4,894      7,400
                                                           ---------  ---------
TOTAL LIABILITIES AND NET WORTH                            $  10,509  $  26,385
                                                           ---------  ---------
                                                           ---------  ---------

                             See accompanying notes

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                     STATEMENTS OF OPERATIONS AND NET WORTH

                                                                                                                 TWO-MONTH
                                                                                              DECEMBER 31,    PERIOD ENDED
                                                                                            ----------------  DECEMBER 31,
                                                                                               1995     1994          1993
                                                                                            -------  -------  ------------
                                                                                                    (IN THOUSANDS)

Net sales                                                                                   $27,406  $49,388     $6,780
Cost of sales                                                                                23,176   39,177      5,294
                                                                                            -------  -------     ------
Gross profit                                                                                  4,230   10,211      1,486
Selling, general and administrative expenses                                                  8,476   11,120      1,677
                                                                                            -------  -------     ------
Operating loss                                                                               (4,246)    (909)      (191)
Other income (expense):
  Interest expense                                                                             (591)    (668)       (31)
  Restructuring expense (Note 8)                                                               (203)      --         --
  Gain on sale of consumer products division (Note 9)                                           927       --         --
  Amortization of excess of fair value of acquired net assets over cost                         681      681        113
  Other income, net (Note 10)                                                                   638    1,083        817
                                                                                            -------  -------     ------
Income (loss) before income taxes                                                            (2,794)     187        708
Income tax provision (benefit) (Note 5)                                                        (288)      89        240
                                                                                            -------  -------     ------
Net income (loss)                                                                            (2,506)      98        468
Net worth, beginning of period                                                                7,400    7,302      6,834
                                                                                            -------  -------     ------
Net worth, end of period                                                                    $ 4,894  $ 7,400     $7,302
                                                                                            -------  -------     ------
                                                                                            -------  -------     ------

                            See accompanying notes.

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                            STATEMENTS OF CASH FLOWS

                                                                                                                  TWO-MONTH
                                                                                              DECEMBER 31,     PERIOD ENDED
                                                                                           ------------------  DECEMBER 31,
                                                                                               1995      1994          1993
                                                                                           --------  --------  ------------
                                                                                                    (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)                                                                          $ (2,506) $     98    $   468
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
  Depreciation and amortization                                                                 146        83          9
  Gain on disposal of furniture and equipment                                                    --        (4)        --
  Gain on sale of consumer products division                                                   (927)       --         --
  Gain from ADC transaction                                                                    (150)       --         --
  Provision for doubtful accounts                                                                 8        --         11
  Deferred income taxes                                                                          --       (23)        26
  Amortization of excess of fair value of acquired net assets over cost                        (681)     (681)      (114)
Changes in operating assets and liabilities, net of the effects of the sale of division:
  Accounts receivable                                                                         3,464       619     (2,093)
  Intercompany receivable                                                                     1,487       427       (337)
  Amounts receivable from affiliates                                                            767      (804)       (63)
  Inventories                                                                                 6,539    (4,853)      (887)
  Refundable income taxes                                                                      (197)      (91)        --
  Prepaid expenses and other current assets                                                      14       (72)       218
  Accounts payable                                                                           (2,752)     (342)     1,487
  Accrued salaries and benefits                                                                (436)     (210)       144
  Other accrued expenses                                                                       (272)      (53)       208
  Income taxes payable                                                                           --      (222)       185
  Amounts payable to Simmonds                                                                   869       793     (2,024)
                                                                                           --------  --------  ------------
Net cash provided by (used in) operating activities                                           5,373    (5,335)    (2,762)
INVESTING ACTIVITIES
Purchases of furniture and equipment                                                           (126)      (91)        (7)
Proceeds from sale of furniture and equipment                                                    --         4         --
Proceeds from sale of consumer products division                                              3,088        --         --
Purchases of other assets                                                                        (8)     (101)        --
                                                                                           --------  --------  ------------
Net cash provided by (used in) investing activities                                           2,954      (188)        (7)
FINANCING ACTIVITIES
Proceeds from borrowings on line of credit                                                   19,591    56,716      8,064
Principal payments on line of credit borrowings                                             (28,857)  (50,188)    (5,327)
Debt issuance costs incurred                                                                     --        --       (160)
                                                                                           --------  --------  ------------
Net cash provided by (used in) financing activities                                          (9,266)    6,528      2,577
                                                                                           --------  --------  ------------
Net increase (decrease) in cash                                                                (939)    1,005       (192)
Cash at beginning of period                                                                   1,154       149        341
                                                                                           --------  --------  ------------
Cash at end of period                                                                      $    215  $  1,154    $   149
                                                                                           --------  --------  ------------
                                                                                           --------  --------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for income taxes                                               $     --  $    420    $    --
                                                                                           --------  --------  ------------
                                                                                           --------  --------  ------------
Cash paid during the period for interest                                                   $    655  $    577    $     7
                                                                                           --------  --------  ------------
                                                                                           --------  --------  ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY
Exchange of inventory for shares of American Digital Communications, Inc.                  $  1,058  $     --    $    --
                                                                                           --------  --------  ------------
                                                                                           --------  --------  ------------

                            See accompanying notes.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

    Midland International Corporation (the Company) is a wholly-owned subsidiary of SCL, Inc., (the Parent), which is a wholly-owned subsidiary of Simmonds Capital Limited (Simmonds), a Canadian company. The Company is engaged primarily in the light assembly and distribution of two-way land mobile radios and related equipment and, until May 1995, certain other consumer product radios, both domestically and internationally (see Note 9).

    During February 1996, the Company, together with Simmonds, entered into a letter of intent to combine the United States operations of the Company with certain operations of Securicor Radiocoms Limited (Securicor), a United Kingdom company, and Intek Diversified Corporation (Intek), a publicly-held company in the United States.

    According to the terms of the agreement and plan of merger, the Company will contribute substantially all of its United States businesses, operations, assets and liabilities to Intek in exchange for shares of common stock of Intek. In connection with the proposed combination, Intek intends to circulate a merger proxy to its shareholders requesting approval of the proposed combination. As a result of the financial statement requirements for businesses acquired under the proxy rules promulgated by the Securities and Exchange Commission, the accompanying financial statements represent only the United States operations to be sold by the Company, hereafter referred to as Midland. The accompanying financial statements of Midland exclude the Company's wholly-owned subsidiaries, since such operations will not be included in the operations to be contributed to Intek. Simmonds and the Company presently expect the combination to close during the third quarter of 1996. The receivable from subsidiaries amounting to $1,407,000 and $2,894,000 at December 31, 1995 and 1994, respectively, is eliminated in the consolidated financial statements of the Parent.

    Effective November 1, 1993, 100% of the outstanding capital stock of the Company was acquired by the Parent in exchange for $8,688,000 in cash and $121,000 in liabilities, including acquisition costs of approximately $275,000. The acquisition was accounted for as a purchase; accordingly, the assets and liabilities of Midland were recorded at their estimated fair values at the date of acquisition. The excess of the estimated fair value of the net assets acquired over the purchase price, which amounted to $2,042,000, is being amortized on the straight-line basis over three years.

BASIS OF PRESENTATION

    Midland's financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Midland has incurred operating losses of $4,246,000, $909,000 and $191,000 in 1995, 1994 and 1993,
respectively. Midland's ability to continue as a going concern is dependent upon its ability to successfully close its pending merger transaction with Intek and Securicor as described above. If Midland is unable to successfully close its pending merger transaction, it may be necessary to undertake other actions and seek other financial arrangements, as appropriate. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories, which consist primarily of finished goods and component parts, are stated at the lower of cost or market. Cost has been determined using the last-in, first-out (LIFO) method. If the first-in, first-out (FIFO) method of costing inventory had been used during the years ended December 31, 1995 and 1994 and during the two-month period ended December 31, 1993, no material difference in the carrying value of inventories or cost of sales would have resulted.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

    Midland accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ACCOUNTS RECEIVABLE

    Midland grants credit to certain domestic customers who meet its preestablished credit requirements. Generally, Midland does not require security when trade credit is granted to such domestic customers but does require substantially all foreign customers to issue letters of credit which secure payment of the accounts receivable balances. Credit losses are provided for in Midland's financial statements and consistently have been within management's expectations.

FURNITURE AND EQUIPMENT

    Furniture and equipment are recorded at cost, and depreciation is computed using accelerated methods over their estimated useful lives of five to seven years.

DEBT ISSUANCE COSTS

    Costs incurred in connection with the issuance of debt were capitalized and amortized on the straight-line method over three years, the term of the related debt. As a result of the termination of the credit facility as discussed in Note 2, all capitalized debt issuance costs have been fully amortized as of December 31, 1995.

FOREIGN CURRENCY TRANSACTIONS

    Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at each balance sheet date. All differences are recorded in results of operations and amounted to exchange gains of approximately $20,000 and $212,000 for the years ended December 31, 1995 and 1994, respectively. There was no exchange gain for the two-month period ended December 31, 1993. These gains are included in other income, net in the accompanying statements of operations.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ADVERTISING COSTS

    Midland expenses advertising costs as incurred. For the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993, advertising costs amounting to approximately $329,000, $398,000 and $24,000, respectively, were charged to operations.

CONCENTRATION

    Midland acquired approximately 59%, 49% and 37% of its aggregate inventory purchases from a single manufacturer located in Japan during the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993, respectively. Midland's regular supply of inventory could be adversely affected should this supplier terminate its relationship with Midland. Additionally, significant fluctuations in the value of the United States dollar versus the yen could have a material effect on Midland's profit margins. At December 31, 1995, Midland had a purchase commitment with this supplier to purchase approximately $560,000 of inventory.

2.  LINE OF CREDIT
    During 1995 and 1994, Midland had a revolving line of credit agreement with a bank which was secured by substantially all its assets and provided for borrowings based on a specified percentage of accounts receivable and inventories up to a maximum of $16,000,000.

    Pursuant to the provisions of the line of credit agreement, Midland was subject to certain restrictive covenants which, among other things, required the maintenance of certain financial ratios and minimum levels of working capital and net worth. Due primarily to losses incurred in 1995, Midland was in violation of its credit agreement during the year ended December 31, 1995. In September 1995, Midland was notified that the bank would exercise its right under the credit agreement and demand repayment of all borrowings thereunder and terminate the credit agreement. All borrowings under the credit agreement were fully repaid at November 30, 1995.

3.  RELATED PARTIES
    Midland entered into several related-party transactions with Simmonds and its affiliates and subsidiaries of the Company during the years ended December 31, 1995 and 1994 and during the two-month period ended December 31, 1993 as described below (in thousands):

                                                                          1995       1994       1993
                                                                     ---------  ---------  ---------
Net sales to Simmonds and affiliates                                 $   4,939  $   6,923  $     411
Purchases from Simmonds and affiliates                                   2,503        187         --
Net sales to subsidiaries of the Company                                   411      1,358        203
Management fees charged to Midland by Simmonds                             564        691         80

    Net sales to Simmonds and affiliates of Simmonds, aggregating $4,939,000, $6,923,000 and $411,000 for the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993, respectively, generated gross margins of approximately 3%, 7% and 15%, respectively.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

4.  COMMITMENTS AND CONTINGENCIES
    Midland leases certain office equipment and facilities under operating leases. These leases expire on varying dates through 1997. Future minimum lease rentals under noncancelable operating leases for the years ended December 31 are as follows (in thousands):

1996                                                    $      53
1997                                                            4
                                                              ---
                                                        $      57
                                                              ---
                                                              ---

    Rental expense under all operating leases amounted to $330,000, $116,000 and $52,000 for the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993, respectively. In addition to the leases described above, Midland has commitments under operating leases for various automobiles which generally have initial lease terms of two years. In most cases management expects, that in the normal course of business, existing automobile leases with annual rentals of approximately $97,200 will be renewed or replaced by new leases.

5.  INCOME TAXES
    At December 31, 1995, Midland had net operating loss carryforwards of approximately $2,800,000 which expire as follows: $850,000 in 2009 and $1,950,000 in 2010. These operating losses may be used to offset future taxable income in the United States. For financial reporting purposes, a valuation allowance of $1,061,000 and $323,000 has been recognized to offset the deferred tax assets relating to these net operating loss carryforwards at December 31, 1995 and 1994, respectively. As of December 31, 1993, there was no valuation allowance recorded.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

5.  INCOME TAXES (CONTINUED)
    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Midland's deferred tax assets and liabilities as of December 31, 1995 and 1994 are as follows (in thousands):

                                                                                1995       1994
                                                                           ---------  ---------
Deferred tax assets:
Current:
  Accrued expenses                                                         $     278  $     334
  Other                                                                           18         21
                                                                           ---------  ---------
                                                                                 296        355
Noncurrent:
  Alternative minimum tax                                                         14        304
  Basis difference in acquired assets                                            134        188
  Net operating loss carryforwards                                             1,061        323
                                                                           ---------  ---------
                                                                               1,209        815
                                                                           ---------  ---------
    Total deferred tax assets                                                  1,505      1,170
Deferred tax liabilities:
Current:
  Basis difference in acquired assets                                         (1,050)    (1,714)
                                                                           ---------  ---------
                                                                              (1,050)    (1,714)
Valuation allowance                                                           (1,332)      (333)
                                                                           ---------  ---------
Net deferred tax liabilities                                               $    (877) $    (877)
                                                                           ---------  ---------
                                                                           ---------  ---------

    The income tax provision (benefit) for the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993 differs from the amounts computed at the statutory federal income tax rate as follows (in thousands):

                                                                            1995       1994       1993
                                                                       ---------  ---------  ---------
Provision (benefit) at statutory rate                                  $    (950) $      64  $     241
State income tax provision (benefit)                                          --         (2)         2
Nontaxable amortization of the excess of fair value of acquired net
 assets over cost                                                           (232)      (232)       (38)
State tax effects of net operating losses, for which valuation
 allowances have been provided                                               (78)       (34)        --
Nondeductible items                                                           15         28          6
Change in valuation allowance                                                999        333         --
Other                                                                        (42)       (68)        29
                                                                       ---------  ---------  ---------
                                                                       $    (288) $      89  $     240
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

5.  INCOME TAXES (CONTINUED)
    Midland's provision (benefit) for income taxes for the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993 were as follows (in thousands):

                                                                      CURRENT     DEFERRED       TOTAL
                                                                   -----------  -----------  ---------
1995
  Federal                                                           $    (288)   $      --   $    (288)
  State                                                                    --           --          --
                                                                        -----          ---   ---------
                                                                    $    (288)   $      --   $    (288)
                                                                        -----          ---   ---------
                                                                        -----          ---   ---------
1994
  Federal                                                           $     112    $     (20)  $      92
  State                                                                    --           (3)         (3)
                                                                        -----          ---   ---------
                                                                    $     112    $     (23)  $      89
                                                                        -----          ---   ---------
                                                                        -----          ---   ---------
1993
  Federal                                                           $     214    $      23   $     237
  State                                                                    --            3           3
                                                                        -----          ---   ---------
                                                                    $     214    $      26   $     240
                                                                        -----          ---   ---------
                                                                        -----          ---   ---------

6.  EMPLOYEE BENEFIT PLAN
    Midland has a defined contribution profit-sharing/thrift plan (the Plan) which covers all employees who have reached the age of 25 and who have completed one year of service. Plan participants may contribute up to 10% of their annual compensation, subject to maximum limitations established by the Internal Revenue Service. Midland's annual contribution to the Plan, as defined, is the lesser of an amount equal to 12.5% of Midland's pretax income before the contribution, if any, for the year or an amount equal to 15% of the total annual compensation of the Plan's participants. There was no contribution to the Plan for the year ended December 31, 1995 and for the two-month period ended December 31, 1993. For the year ended December 31, 1994, Midland's contribution to the Plan was $26,000.

7.  FOREIGN OPERATIONS AND MAJOR CUSTOMER
    Net sales to international customers amounted to approximately $5,245,000, $8,515,000 and $829,000 for the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993, respectively.

    Sales to one retail customer accounted for approximately 7%, 11% and 24% of sales for the years ended December 31, 1995 and 1994 and the two-month period ended December 31, 1993, respectively. Additionally, this customer accounted for approximately 23% of accounts receivable at December 31, 1994.

8.  RESTRUCTURING
    During March 1995, Midland initiated a plan of restructuring whereby certain operations, primarily warehousing and engineering, were relocated to Canada and merged into Simmonds' operations. In connection with this restructuring, a total of 17 employees were terminated. During the year ended December 31, 1995, termination benefits totaling approximately $203,000 were charged to operations in connection with the restructuring, all of which were paid during the year.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                  AND TWO-MONTH PERIOD ENDED DECEMBER 31, 1993

9.  SALE OF CONSUMER PRODUCTS DIVISION
    In June 1995, Midland reached an agreement to sell (i) all of its operating assets of the consumer wireless communications business, primarily including inventory, equipment and customer lists and (ii) a transferable license to use the "Midland" trademark and logo for the sale of wireless communication products. In exchange, Midland received net proceeds of approximately $3,088,000 for the license and the operating assets and recognized a gain of approximately $927,000. Sales from Midland's wireless communications business represented approximately 17%, 30% and 38% of net sales for the years ended December 31, 1995 and 1994 and for the two-month period ended December 31, 1993, respectively. Additionally, the wireless communications business represented approximately 22% of total assets at December 31, 1994.

10. SALE OF LICENSES
    Effective December 29, 1995, Midland, together with Simmonds, entered into a transaction pursuant to which Midland agreed to sell a license for the exclusive distribution of its LTR radio product line and all of its related LTR inventory to American Digital Communications, Inc. (ADC), a publicly-held corporation in the United States, in exchange for 4,230,906 shares of the common stock of ADC. The ADC shares were valued at $1,058,000, resulting in a gain of approximately $150,000 which has been classified as other income in the accompanying financial statements.

    During February 1994, Simmonds entered into an agreement in connection with licensing the "Midland" trademark. Pursuant to the terms of the licensing agreement, Simmonds received $1,000,000 in exchange for its granting of exclusive rights to market certain of Midland's products in certain geographic regions of Eastern Europe. Midland has recorded no income as a result of this transaction.

    During December 1993, Midland entered into a similar agreement under which it received an aggregate of $1,250,000 in exchange for its granting of exclusive rights to market certain of the Midland's products in certain geographic areas of Europe and Africa. Such license fees, net of related commission expense payable to Simmonds of $250,000, have been recorded and classified as other income in the two-month period ended December 31, 1993.

                              FINANCIAL STATEMENTS
                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS
                FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1993
                      WITH REPORT OF INDEPENDENT AUDITORS

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS
                              FINANCIAL STATEMENTS
                FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1993

                                    CONTENTS

Report of Independent Auditors.........................................................         16

Audited Financial Statements

Balance Sheet..........................................................................         17
Statement of Operations and Net Worth..................................................         18
Statement of Cash Flows................................................................         19
Notes to Financial Statements..........................................................         20

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Midland International Corporation -- United States Operations

    We have audited the accompanying balance sheet of Midland International Corporation -- United States Operations (Midland), as of October 31, 1993 and the related statements of operations and net worth, and cash flows for the ten-month period ended October 31, 1993. These financial statements are the responsibility of Midland's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midland International Corporation -- United States Operations at October 31, 1993 and the results of its operations and its cash flows for the ten-month period ended October 31, 1993, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

February 29, 1996

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                                 BALANCE SHEET

                                                                                                     OCTOBER 31,
                                                                                                        1993
                                                                                                   ---------------
                                                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash                                                                                                   $     341
  Accounts receivable, less allowance for doubtful accounts $72,000                                          5,337
  Receivable from subsidiaries                                                                               2,984
  Inventories                                                                                                8,020
  Prepaid expenses and other current assets                                                                    395
                                                                                                           -------
Total current assets                                                                                        17,077

Deferred income taxes                                                                                        1,507
Furniture and equipment, net of accumulated depreciation of $1,202,000 (Note 4)                              1,395
Other assets                                                                                                    23
                                                                                                           -------
Total assets                                                                                             $  20,002
                                                                                                           -------
                                                                                                           -------
LIABILITIES AND NET WORTH
Current liabilities:
  Accounts payable                                                                                       $   2,553
  Accrued salaries and benefits                                                                              1,303
  Other accrued expenses                                                                                     1,503
  Amounts payable to Parent                                                                                  1,563
                                                                                                           -------
Total current liabilities                                                                                    6,922
Net worth                                                                                                   13,080
                                                                                                           -------
Total liabilities and net worth                                                                          $  20,002
                                                                                                           -------
                                                                                                           -------

                             See accompanying notes

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                     STATEMENT OF OPERATIONS AND NET WORTH
                    TEN-MONTH PERIOD ENDED OCTOBER 31, 1993
                                 (IN THOUSANDS)

Net sales                                                                            $  33,266
Cost of sales                                                                           27,168
                                                                                     ---------
Gross profit                                                                             6,098

Selling, general and administrative expenses                                             9,609
                                                                                     ---------
Operating loss                                                                          (3,511)
Other income (expense):
  Interest expense                                                                          (1)
  Other income, net                                                                      1,236
                                                                                     ---------
Loss before income taxes                                                                (2,276)

Income tax benefit                                                                        (539)
                                                                                     ---------
Net loss                                                                                (1,737)
Net worth, beginning of period                                                          16,392
Amount due from Western Auto                                                            (1,575)
                                                                                     ---------
Net worth, end of period                                                             $  13,080
                                                                                     ---------
                                                                                     ---------

                            See accompanying notes.

                      MIDLAND INTERNATIONAL CORPORATION --

                       UNITED STATES OPERATIONS (NOTE 1)

                            STATEMENT OF CASH FLOWS
                    TEN-MONTH PERIOD ENDED OCTOBER 31, 1993
                                 (IN THOUSANDS)

OPERATING ACTIVITIES
Net loss                                                                            $  (1,737)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization                                                         1,029
  Gain on disposal of furniture and equipment                                              (2)
  Provision for doubtful accounts                                                          14
  Changes in operating assets and liabilities:
    Accounts receivable                                                                  (262)
    Inventories                                                                         3,853
    Prepaid expenses and other current assets                                            (135)
    Receivable from subsidiaries                                                       (2,278)
    Accounts payable                                                                      (48)
    Accrued salaries and benefits                                                        (218)
    Other accrued expenses                                                                358
                                                                                    ---------
Net cash provided by operating activities                                                 574

INVESTING ACTIVITIES
Purchases of furniture and equipment                                                      (31)
Proceeds from sale of furniture and equipment                                              27
Proceeds from collection of note receivable                                               366
Purchases of other assets                                                                (357)
                                                                                    ---------
Net cash provided by investing activities                                                   5

FINANCING ACTIVITIES
Proceeds from advances from Western Auto                                               33,230
Payments on advances from Western Auto                                                (33,471)
                                                                                    ---------
Net cash used in financing activities                                                    (241)
                                                                                    ---------
Net increase in cash                                                                      338
Cash at beginning of period                                                                 3
                                                                                    ---------
Cash at end of period                                                               $     341
                                                                                    ---------
                                                                                    ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                                            $      13
                                                                                    ---------
                                                                                    ---------

                            See accompanying notes.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    TEN-MONTH PERIOD ENDED OCTOBER 31, 1993

1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

    Midland International Corporation (the Company), a wholly-owned subsidiary of Western Auto Supply Company (Western Auto), which is a wholly-owned subsidiary of Sears, Roebuck and Company (Sears), is engaged primarily in the light assembly and distribution of two-way land mobile radios and related equipment and, until May 1995, certain other consumer product radios, both domestically and internationally (SEE NOTE 7).

    Effective November 1, 1993, 100% of the outstanding capital stock of the Company was acquired by Simmonds Capital Limited (Simmonds) in exchange for $8,688,000 in cash and $121,000 in liabilities, including acquisition costs of approximately $275,000. The acquisition has been accounted for as a purchase. Accordingly, the assets and liabilities of Midland were recorded at their estimated fair values at the date of acquisition. The excess of the estimated fair value of the net assets acquired over the purchase price amounted to $2,042,000.

    During February 1996, the Company, together with Simmonds, entered into a letter of intent to combine the United States operations of the Company with certain operations of Securicor Radiocoms Limited, a United Kingdom company, and Intek Diversified Corporation (Intek), a publicly-held company in the United States.

    According to the terms of the agreement and plan of merger, the Company will contribute substantially all of its United States businesses, operations, assets and liabilities to Intek in exchange for shares of common stock of Intek. In connection with the proposed combination, Intek intends to circulate a merger proxy to its shareholders requesting approval of the proposed combination. As a result of the financial statement requirements for businesses acquired under the proxy rules promulgated by the Securities and Exchange Commission, the accompanying financial statements represent only the United States operations to be sold by the Company, hereafter referred to as Midland. The accompanying financial statements of Midland exclude the Company's wholly-owned subsidiaries, since such operations will not be included in the operations to be contributed to Intek. Simmonds and the Company presently expect the combination to close during the third quarter of 1996.

INVENTORIES

    Inventories, which consist primarily of finished goods and component parts, are stated at the lower of cost, determined using the average cost method which approximates FIFO, or market.

INCOME TAXES

    Midland was part of a group of companies which filed consolidated income tax returns with Sears. The income tax benefit recorded by Midland for the ten-month period ended October 31, 1993 was based on the tax-sharing arrangement by and between Midland, Western Auto and Sears.

    The deferred tax asset and income tax benefit recorded for the ten-month period ended October 31, 1993 was allocated to Midland by Western Auto based on the tax-sharing arrangement by and between Midland, Western Auto and Sears.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    TEN-MONTH PERIOD ENDED OCTOBER 31, 1993

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCOUNTS RECEIVABLE

    Midland grants credit to certain domestic customers who meet Midland's preestablished credit requirements. Generally, Midland does not require security when trade credit is granted to such domestic customers, but does require substantially all foreign customers to issue letters of credit which secure payment of the accounts receivable balances. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

FURNITURE AND EQUIPMENT

    Furniture and equipment are recorded at cost, and depreciation has been calculated using the straight-line method over the assets' estimated useful lives of five to seven years.

FOREIGN CURRENCY TRANSACTIONS

    Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at the balance sheet date. For the ten-month period ended October 31, 1993, Midland recorded exchange losses of approximately $441,000. These losses are included in other income, net in the accompanying statement of operations.

2.  RELATED PARTIES

    In connection with the acquisition described in NOTE 1, Midland agreed to forgive $1,575,000 due from Western Auto which was charged directly to net worth in the accompanying financial statements. In addition, Midland entered into several related-party transactions as described below (IN THOUSANDS):

Net sales to subsidiaries of the Company                               $     868
Net sales to Western Auto                                                     40
Commission income from Western Auto                                          170
Rent and other costs charged to Western Auto                                 174

3.  COMMITMENTS AND CONTINGENCIES

    Midland leases certain office equipment under operating leases. These leases expire on varying dates through 1997. Future minimum lease rentals under noncancelable operating leases for years ending December 31 are as follows (IN THOUSANDS):

1994                                                                 $  15,125
1995                                                                    16,500
1996                                                                    16,500
1997                                                                     1,375
                                                                     ---------
                                                                     $  49,500
                                                                     ---------
                                                                     ---------

    Rental expense under all operating leases amounted to $281,000 for the ten-month period ended October 31, 1993. In addition to the leases described above, Midland has commitments under operating leases for various automobiles which generally have initial lease terms of two years. In most cases management expects that in the normal course of business, existing automobile leases with annual rentals of approximately $82,300 will be renewed or replaced by new leases.

    Midland was contingently liable for outstanding letters of credit at October 31, 1993 totaling $8,268,800.

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    TEN-MONTH PERIOD ENDED OCTOBER 31, 1993

4.  FURNITURE AND EQUIPMENT

    At October 31, 1993, furniture and equipment consisted of the following (in thousands):

Furniture and equipment                                               $   1,766
Production tooling                                                          831
                                                                      ---------
                                                                          2,597
Accumulated depreciation                                                  1,202
                                                                      ---------
                                                                      $   1,395
                                                                      ---------
                                                                      ---------

5.  EMPLOYEE BENEFIT PLAN

    Midland has a defined contribution profit-sharing/thrift plan (the Plan) which covers substantially all employees who have reached the age of 25 and who have completed one year of service. Plan participants may contribute up to 10% of their annual compensation, subject to maximum limitations established by the Internal Revenue Service. Midland's annual contribution to the Plan, as defined, is the lesser of an amount equal to 12.5% of Midland's pretax income before the contribution, if any, for the year or an amount equal to 15% of the total annual compensation of the Plan's participants. There were no contributions to the Plan for the ten-month period ended October 31, 1993.

6.  FOREIGN OPERATIONS

    Net sales to international customers amounted to approximately $4,222,000 for the ten-month period ended October 31, 1993.

7.  SALE OF CONSUMER PRODUCTS DIVISION

    In April 1995, Midland reached an agreement to sell (i) all of its operating assets of the consumer wireless communications business, primarily consisting of inventory, equipment and customer lists and (ii) a transferable license to use the "Midland" trademark and logo for the sale of wireless communication products. In exchange, Midland received net proceeds of approximately $3,088,000 for the license and the operating assets. A gain was recorded on this sale transaction in 1995. The operations of the wireless communications business represented approximately 25% of consolidated sales for the ten-month period ended October 31, 1993.

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                                       JUNE 30,
                                                                                                         1996
                                                                                                    ---------------
                                                                                                    (IN THOUSANDS)
ASSETS
Current assets:
  Cash                                                                                                    $      62
  Accounts receivable, less allowance for doubtful accounts $42,000                                           1,647
  Receivable from subsidiaries                                                                                1,493
  Amounts receivable from affiliates                                                                             86
  Inventories                                                                                                 4,268
  Refundable income taxes                                                                                       288
  Prepaid expenses and other current assets                                                                     785
                                                                                                             ------
  Total current assets                                                                                        8,629
Deferred income taxes (Note 2)                                                                                   --
Furniture and equipment, net of accumulated depreciation of $74,000                                             117
Other assets
  Investment in ADC                                                                                           1,058
  Other                                                                                                          56
                                                                                                             ------
  Total assets                                                                                            $   9,860
                                                                                                             ------
                                                                                                             ------
LIABILITIES AND NET WORTH
Current liabilities:
  Accounts payable                                                                                        $   1,199
  Accrued salaries and benefits                                                                                 781
  Other accrued expenses                                                                                      1,155
  Deferred income taxes                                                                                         814
  Amounts payable to Simmonds                                                                                 1,736
                                                                                                             ------
  Total current liabilities                                                                                   5,685
Deferred income taxes                                                                                            63
Excess of fair value of acquired net assets over cost, net of accumulated
 amortization of $1,645,000                                                                                     227
Net worth                                                                                                     3,885
                                                                                                             ------
Total liabilities and net worth                                                                           $   9,860
                                                                                                             ------
                                                                                                             ------

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                     STATEMENTS OF OPERATIONS AND NET WORTH
                                  (UNAUDITED)

                                                                                        SIX-MONTH      SIX-MONTH
                                                                                      PERIOD ENDED   PERIOD ENDED
                                                                                      JUNE 30, 1996  JUNE 30, 1995
                                                                                      -------------  -------------
                                                                                             (IN THOUSANDS)
Net sales                                                                                 $   5,869     $   18,211
Cost of sales                                                                                 4,513         15,424
                                                                                      -------------  -------------
Gross profit                                                                                  1,356          2,787

Selling, general and administrative expenses                                                  2,892          4,538
                                                                                      -------------  -------------
Operating loss                                                                               (1,536)        (1,751)
Other income (expense):
  Interest expense                                                                               --           (440)
  Restructuring expense                                                                          --           (203)
  Gain on sale of Consumer Product Division                                                      --            927
  Amortization of excess of fair value of acquired net assets over cost                         340            340
  Other income, net                                                                             187            428
                                                                                      -------------  -------------
Loss before income taxes                                                                     (1,009)          (699)

Income tax provision (Note 2)                                                                    --             --
                                                                                      -------------  -------------
Net loss                                                                                     (1,009)          (699)
Net worth, beginning of period                                                                4,894          7,400
                                                                                      -------------  -------------
Net worth, end of period                                                                  $   3,885     $    6,701
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                      MIDLAND INTERNATIONAL CORPORATION --
                       UNITED STATES OPERATIONS (NOTE 1)
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                        SIX-MONTH      SIX-MONTH
                                                                                      PERIOD ENDED   PERIOD ENDED
                                                                                      JUNE 30, 1996  JUNE 30, 1995
                                                                                      -------------  -------------
                                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss                                                                                  $  (1,009)     $    (699)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
  Depreciation and amortization                                                                  54             62
  Loss on disposal of furniture and equipment                                                     2              1
Provision for doubtful accounts                                                                  (6)            (7)
  Deferred income taxes                                                                          --            280
  Amortization of excess of fair value of acquired net assets over cost                        (340)          (340)
  Changes in operating assets and liabilities:
    Accounts receivable                                                                       1,337           (375)
    Receivable from subsidiaries                                                                (86)         1,157
    Amounts receivable from affiliates                                                           14            354
    Inventories                                                                                (257)         5,933
    Refundable income taxes                                                                      --             91
Prepaid expenses and other current assets                                                      (556)           (40)
    Accounts payable                                                                            256         (2,529)
    Accrued salaries and benefits                                                               (20)          (174)
    Other accrued expenses                                                                       55           (526)
    Income taxes payable                                                                         --           (258)
    Amounts payable to Simmonds                                                                 409         (1,693)
                                                                                      -------------  -------------
Net cash provided by (used in) operating activities                                            (147)         1,237

INVESTING ACTIVITIES
Purchases of furniture and equipment                                                             (9)           (10)
Proceeds from sale of furniture and equipment                                                     3             --
Proceeds of other assets                                                                         --            (24)
                                                                                      -------------  -------------
Net cash provided by investing activities                                                 $      (6)     $     (34)

FINANCING ACTIVITIES
Proceeds from borrowings on line of credit                                                $      --      $   4,468
Principal payments on line of credit borrowings                                                  --         (6,871)
                                                                                      -------------  -------------
Net cash used in financing activities                                                            --         (2,403)
                                                                                      -------------  -------------
Net increase (decrease) in cash                                                                (153)        (1,200)
Cash at beginning of period                                                                     215          1,154
                                                                                      -------------  -------------
Cash (overdraft) at end of period                                                         $      62      $     (46)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest                                                  $      --      $     440
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                      MIDLAND INTERNATIONAL CORPORATION --
                            UNITED STATES OPERATIONS
                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

    Midland International Corporation (the Company) is a wholly-owned subsidiary of SCL Inc., (the Parent), which is a wholly-owned subsidiary of Simmonds Capital Limited (Simmonds), a Canadian Company. The Company is engaged primarily in the light assembly and distribution of two-way land mobile radios and related equipment and, until June 1995, certain other consumer product radios, both domestically and internationally.

    During February 1996, the Company, together with Simmonds, entered into a letter of intent to combine the United States operations of the Company with certain operations of Securicor Radiocoms Limited (Securicor), a United Kingdom company, and Intek Diversified Corporation (Intek), a publicly-held company in the United States.

    According to the terms of the agreement and plan of merger, the Company will contribute substantially all of its United States businesses, operations, assets and liabilities to Intek in exchange for shares of common stock of Intek. In connection with the combination, Intek is required to file a Form 8-K with the Securities and Exchange Commission. As a result of the financial statement requirements for businesses acquired under rules promulgated by the Securities and Exchange Commission, the accompanying financial statements represent only the United States operations to be sold by the Company, hereafter referred to as Midland. The accompanying financial statements of Midland exclude the Company's wholly-owned subsidiaries, since such operations will not be included in the operations to be contributed to Intek. The receivables from subsidiaries, amounting to $1,493,000 at June 30, 1996, is eliminated in the consolidated financial statements of the Parent.

BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the audited financial statements and footnotes thereto included herein.

2.  INCOME TAXES
    The accompanying financial statements reflect no income tax benefit for the six months ended June 30, 1996 and 1995, since the deferred tax assets relating to the Company's net operating loss carryforwards have been offset by increases in the valuation allowance.

                         SUMMARY OF UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements present pro forma results of operations for 12 months ended December 31, 1995 (INTEK and MIC) and the six-month period ended June 30, 1996. The fiscal year end for INTEK and MIC is December 31. The six-month period ended June 30, 1996 for INTEK and MIC is comprised of each company's first two quarters of fiscal 1996. The pro forma statement of operations gives effect to the consummation of the Acquisition as if the Acquisition was consummated as of January 1, 1995 for the twelve-month period presented and January 1, 1996 for the six month period presented. The pro forma balance sheet gives effect to the Acquisition as if it was consummated on June 30, 1996. The pro forma financial statements have been prepared using the purchase method of accounting.

    The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the separate audited consolidated financial statements and related notes thereto of MIC included herein. The following unaudited pro forma condensed combined financial statements do not purport to be indicative of the results which actually would have occurred if the Acquisition had been consummated on the dates indicated or which may be obtained in the future.

                                     INTEK
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE 12 MONTHS ENDED DECEMBER 31, 1995
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                      ADJUSTMENTS AND
                                                                        ELIMINATIONS
                                             INTEK      MIDLAND    ----------------------
                                          HISTORICAL    HISTORICAL   DEBIT       CREDIT     INTEK PROFORMA
                                          -----------   --------   ----------   ---------   --------------

Net sales...............................     $ 3,547    $27,406    $      (71)(b)           $       30,882
Cost of sales...........................       3,254     23,176                     59(b)           26,371
                                          -----------   --------                            --------------
Gross profit............................         293      4,230                                      4,511
Operating expense.......................       3,518      8,476           717(d)     42(a)          12,669
                                          -----------   --------                            --------------
Operating loss..........................      (3,225)    (4,246)                                    (8,158)
Other income (expense):
Gain on sale of assets held for sale....       1,204                                                 1,204
Interest expense, net...................        (209)      (591)          470(f)                    (1,270)
Financing costs.........................        (635)                                                 (635)
Restructuring expense...................                   (203)                   203(c)                0
Gain on sale of Consumer Products
 Division...............................                    927           927(c)                         0
Amortization of excess of fair value of
 acquired net assets over cost..........                    681           681(a)                         0
Other, net..............................          28        638           638(c)                        28
                                          -----------   --------                            --------------
Loss from continuing operations before
 income taxes...........................      (2,837)    (2,794)                                    (8,831)
Income tax provision (benefit)..........                   (288)          288(a)                         0
                                          -----------   --------   ----------   ---------   --------------
Net loss................................     $(2,837)   $(2,506)   $    3,792   $  304      $       (8,831)
                                          -----------   --------   ----------   ---------   --------------
                                          -----------   --------   ----------   ---------   --------------
Loss per share..........................      $(0.30)                                               $(0.73)
                                          -----------                                       --------------
                                          -----------                                       --------------
Weighted average shares outstanding.....   9,558,982                                            12,058,982(e)
                                          -----------                                       --------------
                                          -----------                                       --------------

    The accompanying notes are an integral part of these Pro Forma Financial
                                  Statements.

                         INTEK DIVERSIFIED CORPORATION
                                PRO FORMA NOTES
           FOR THE 12 MONTHS ENDED DECEMBER 31, 1995 (INTEK AND MIC)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

(a) To eliminate MIC assets not acquired in the Acquisition.

(b) To eliminate sales associated with mobile equipment sold by INTEK to MIC. These transactions were recorded in their respective historical financial statements for the periods presented in the accompanying Pro Forma Financial Statements.

(c) To eliminate historical operating results associated with other MIC business interest not acquired.

(d) For purposes of the accompanying Pro Forma Financial Statements, the excess purchase price over tangible assets acquired have, in INTEK's case, been assigned to the value of INTEK's management agreements allowing it to utilize the 220 MHz licenses and the option agreements relating to certain licenses which, if exercised and assigned pursuant to the approval of the FCC, would allow INTEK to exercise all rights and benefits in perpetuity with respect to such 220 MHz licenses. These management agreements have terms of 5 years and are renewable indefinitely thereafter. An estimated economic life of 15 years has been ascribed to these intangibles. This estimated useful life is INTEK management's best estimate based upon the likelihood of renewing the underlying 220 MHz licenses with the FCC and the flexible utility provided by 220 MHz. This flexibility will mitigate the risk of spectrum obsolescence prior to the end of the 15-year period.

    The intangibles associated with the Acquisition have been assigned to brand equity in the Midland name. MIC has sold mature radio equipment under the Midland name for over 35 years and has a strong installed radio base in the U.S.

    For the purposes of these Pro Forma Financial Statements, a fair value of $4.16 per share has been ascribed to Company Common Stock. The fair value was calculated by averaging the quoted market price of Company Common Stock for 10 days prior to September 19, 1996 and applying a 20% discount. This discount is based upon the illiquidity of the large size of the block of stock issued in the Transactions, the small public float of Company Common Stock, comparative comparison with similar transactions for other companies and recent stock issuances.

    The intangibles related to the Acquisition were calculated as follows:

                                                                  MIC
                                                              ------------
Company Common Stock shares issued to MIC...................     2,500,000
Fair market value per share.................................        X$4.16
                                                              ------------
Fair market value of shares issued to MIC...................  $     10,400
Cash Consideration..........................................  $      4,275
                                                              ------------
Fair market value of consideration..........................  $     14,675
Historical book value of MIC at June 30, 1996...............  $      3,926
                                                              ------------
Midland intangible..........................................  $     10,749
                                                              ------------
                                                              ------------


                                                                 INTEK
                                                              ------------

Company Common Stock shares outstanding after issuance of
 2.5 million shares to MIC..................................    13,625,000
Fair market value per share.................................        X$4.16
                                                              ------------
Fair market value of INTEK..................................  $     56,680
                                                              ------------
                                                              ------------

                         INTEK DIVERSIFIED CORPORATION
                          PRO FORMA NOTES (CONTINUED)
           FOR THE 12 MONTHS ENDED DECEMBER 31, 1995 (INTEK AND MIC)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

(e) The pro forma weighted average shares outstanding are calculated as follows:

                                                        DECEMBER 31, 1995
                                                        ------------------
INTEK historical......................................         9,558,982
Shares issued in the Acquisition......................         2,500,000
                                                        ------------------
                                                              12,058,982
                                                        ------------------
                                                        ------------------

(f) To reflect interest on initial draw against $15 million Interim Note.

                         INTEK DIVERSIFIED CORPORATION
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE 6 MONTHS ENDED JUNE 30, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                            ADJUSTMENTS AND
                                                                              ELIMINATIONS
                                               INTEK         MIDLAND     ----------------------     INTEK
                                            HISTORICAL     HISTORICAL      DEBIT      CREDIT       PROFORMA
                                           -------------  -------------  ---------  -----------  ------------
Net sales................................   $       544     $   5,869    $     202(b)             $    6,211
Cost of sales............................           591         4,513                      168(b)       4,936
                                           -------------  -------------                          ------------
Gross profit.............................           (47)        1,356                                  1,275
Operating expense........................         2,309         2,892          537(c)         74(a)       5,630
                                                                                            34(b)
                                           -------------  -------------                          ------------
Operating loss...........................        (2,356)       (1,536)                                (4,355)

Other income (expense):
  Loss on sale of assets held for sale...          (158)                                                (158)
  Interest expense, net..................          (117)                       235(f)                   (352)
  Financing costs........................          (333)                                                (333)
  Amortization of excess of fair value of
   acquired net assets over cost.........                         340          340(a)                      0
  Other, net.............................            12           187                                    199
                                           -------------  -------------                          ------------
Loss from continuing operations before
 income taxes............................        (2,952)       (1,009)                                (4,999)
Income tax provision (benefit)...........                                                                  0
                                           -------------  -------------  ---------       -----   ------------
Net loss.................................   $    (2,952)    $  (1,009)   $   1,314   $     276    $   (4,999)
                                           -------------  -------------  ---------       -----   ------------
                                           -------------  -------------  ---------       -----   ------------
Less preferred dividends.................
Loss applicable to common shareholders...
Loss per share...........................        $(0.27)                                              $(0.37 )
                                           -------------                                         ------------
                                           -------------                                         ------------
Weighted average shares outstanding......    10,982,767                                           13,482,767 (d)
                                           -------------                                         ------------
                                           -------------                                         ------------

    The accompanying notes are an integral part of these Pro Forma Financial
                                  Statements.

                         INTEK DIVERSIFIED CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                     ADJUSTMENTS AND
                                                                                       ELIMINATIONS
                                                                                  ----------------------      INTEK
                                                            INTEK      MIDLAND      DEBIT      CREDIT       PROFORMA
                                                          ---------  -----------  ---------  -----------  -------------
CURRENT ASSETS
Cash, cash equivalents..................................  $     782   $      62               $      62(a)   $     782
Accounts receivable.....................................        454       3,226                   2,004(a)       1,676
Restricted cash.........................................        966                                               966
Notes receivable, current portion.......................        135                                               135
Inventories.............................................      2,992       4,268                   1,978(a)       5,282
Advances for mobile equipment inventory.................      1,796                                             1,796
Prepaid expenses and other current assets...............        383       1,073                   1,009(a)         447
Assets held for sale....................................      1,555                                             1,555
                                                          ---------  -----------                          -------------
Total current assets....................................      9,063       8,629                                12,639
PROPERTY AND EQUIPMENT, AT COST.........................      7,860         191         159(a)                  8,210
Less accumulated depreciation...........................        (63)        (74)         74(a)                    (63)
                                                          ---------  -----------                          -------------
Net property and equipment..............................      7,797         117                                 8,147
NOTE RECEIVABLE.........................................         70                                                70
DEFERRED FINANCING COSTS................................        236                                               236
INVESTMENT IN ADC.......................................                  1,058                   1,058(a)           0
INVESTMENT IN JOINT VENTURE.............................        125                                               125
INTANGIBLES.............................................                             10,749(a)                 10,749
OTHER...................................................                     56                      56(a)           0
                                                          ---------  -----------                          -------------
TOTAL ASSETS............................................  $  17,291   $   9,860                             $  31,966
                                                          ---------  -----------                          -------------
                                                          ---------  -----------

    The accompanying notes are an integral part of these Pro Forma Financial
                                  Statements.

                                     INTEK
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                     ADJUSTMENTS AND
                                                                                       ELIMINATIONS
                                                                                  ----------------------      INTEK
                                                            INTEK      MIDLAND      DEBIT      CREDIT       PROFORMA
                                                          ---------  -----------  ---------  -----------  -------------
CURRENT LIABILITIES
Accounts payable........................................  $     151   $   1,199   $   1,199(a)              $     151
Accrued liabilities.....................................        621       1,936       1,936(a)                    621
Related party payable...................................         32       1,736       1,736(a)                     32
Deferred income taxes...................................                    814         814(a)                      0
Notes payable...........................................      2,500                                             2,500
Letter of credit liability..............................        917                                               917
Licensee deposits.......................................        366                                               366
                                                          ---------  -----------                          -------------
Total current liabilities...............................      4,587       5,685                                 4,587
NOTE PAYABLE -- CONVERTIBLE.............................      5,000                                             5,000
DEFERRED INCOME TAX.....................................        633          63          63(a)                    633
LONG-TERM DEBT..........................................                                          4,275(f)       4,275
EXCESS OF FAIR VALUE OF ACQUIRED NET ASSETS OVER COST...                    227         227(a)                      0
SHAREHOLDERS' EQUITY
Common stock............................................        116                                  25(e)         141
Capital in excess of par value..........................     14,453                              10,375(e)      24,828
Treasury stock, at cost.................................       (770)                                             (770)
Retained earnings (deficit).............................     (6,728)      3,885       3,885(e)                 (6,728)
                                                          ---------  -----------                          -------------
TOTAL SHAREHOLDER'S EQUITY..............................      7,071       3,885                                17,471
                                                          ---------  -----------                          -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..............  $  17,291   $   9,860                             $  31,966
                                                          ---------  -----------                          -------------
                                                          ---------  -----------                          -------------

    The accompanying notes are an integral part of these Pro Forma Financial
                                  Statements.

                         INTEK DIVERSIFIED CORPORATION
                                PRO FORMA NOTES
                      FOR THE 6 MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

(a) To eliminate MIC assets not acquired in the Acquisition and to record the purchase price allocations associated with the Acquisition.

(b) To eliminate sales and selling expenses associated with mobile equipment sold by INTEK to MIC. These transactions were recorded in their respective historical financial statements for the periods presented in the accompanying Pro Forma Financial Statements.

(c) For purposes of the accompanying pro forma financial statements, the excess purchase price over tangible assets acquired have, in INTEK's case, been assigned to the value of INTEK's management agreements allowing it to utilize the 220 MHz licenses and the option agreements relating to certain licenses, if exercised and assigned pursuant to the approval of the FEC, would which allow INTEK to exercise all rights and benefits in perpetuity with respect to such 220 MHz licenses. These management agreements have terms of 5 years and are renewable indefinitely thereafter. An estimated economic life of 15 years has been ascribed to these intangibles. This estimated useful life is INTEK management's best estimate based upon the likelihood of renewing the underlying 220 MHz licenses with the FCC and the flexible utility provided by the 220 MHz. This flexibility will mitigate the risk of spectrum obsolescence prior to the end of the 15-year period.

    The intangibles associated with the MIC acquisitions relate to brand equity in the Midland name. MIC has sold mature radio equipment under the Midland name for over 35 years and has a strong installed radio base in the U.S.

    The intangibles related to the Acquisition were calculated as follows:

                                                                                           MIC
                                                                                 -------------
Company Common Stock shares issued to MIC                                            2,500,000
Fair market value per share                                                      X$       4.16
                                                                                 -------------
Fair market value of shares issued to MIC                                        $      10,400
Cash consideration                                                               $       4,275
                                                                                 -------------
Fair market value of consideration                                               $      14,675
Historical book value of MIC at June 30, 1996                                    $       3,926
                                                                                 -------------
Midland intangible                                                               $      10,749
                                                                                 -------------
                                                                                 -------------


                                                                                         INTEK
                                                                                 -------------
Company Common Stock shares outstanding after issuance of 2.5 million shares to
 MIC                                                                                13,625,000
Fair market value per share                                                      X$       4.16
                                                                                 -------------
Fair market value of INTEK                                                       $      56,680
                                                                                 -------------
                                                                                 -------------

(d) The pro forma weighed average shares outstanding are calculated as follows:

                                                                                 JUNE 30, 1996
                                                                                --------------
INTEK historical                                                                    10,982,767
Shares issued in the Acquisition                                                     2,500,000
                                                                                --------------
                                                                                    13,482,767
                                                                                --------------
                                                                                --------------

(e) To reflect INTEK's issuance of 2.5 million shares of its Common Stock in exchange for all the Acquired Assets and certain liabilities of MIC.

                         INTEK DIVERSIFIED CORPORATION
                          PRO FORMA NOTES (CONTINUED)
                      FOR THE 6 MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

    For the purposes of these Pro Forma Financial Statements, a fair value of $4.16 per share has been ascribed to the Company Common Stock. The fair value was calculated by averaging the quoted market price of Company Common Stock for 10 days prior to August 19, 1996 and applying a 20% discount. This discount is based upon the illiquidity of the large size of the block of stock issued in the Transactions, the small public float of INTEK Common Stock, comparative comparison with similar transactions for other companies and recent stock issuances.

(f) To record initial draw against $15 million credit line through Securicor and to reflect interest.

                                INDEX TO EXHIBITS

                                    EXHIBIT                                PAGE
                  _________________________________________________

2.1 Amended and Restated Sale of Assets and Trademark Agreement dated as of September 19, 1996, by and among INTEK Diversified Corporation, Simmonds
                  Capital Limited and Midland International
                  Corporation.

10.1 Escrow Agreement dated as of September 19, 1996, among INTEK Diversified Corporation, Midland International Corporation and American Stock Transfer & Trust Company.

10.2 Assignment and Assumption Agreement dated as of September 1, 1996, by and between INTEK
                  Diversified Corporation and Midland USA, Inc.

10.3              Loan Agreement dated as of September 19,
                  1996, between Midland USA, Inc. and Securicor
                  Communications Limited.

10.4 Non-Recourse Guaranty and Pledge Agreement dated as of September 19, 1996, between INTEK
                  Diversified Corporation and Securicor
                  Communications Limited.

10.5              Revolving Credit Note dated September 19,
                  1996, by Midland USA, Inc. to the order of Securicor Communications Limited.

10.6 Security Agreement dated September 19, 1996, made by Midland USA, Inc. and INTEK
                  Diversified Corporation in favor of Securicor
                  Communications Limited.